EXHIBIT 10.1





                         SUBSCRIPTION ESCROW AGREEMENT

     Subscription Escrow Agreement (this "Escrow Agreement") dated as of the effective date (the "Effective Date") set forth on schedule 1 attached hereto ("Schedule 1") by and among World Monitor Trust III, a Delaware statutory trust (the "Issuer"), Preferred Investment Solutions Corp., a Connecticut corporation (the "Sponsor"), and JPMorgan Chase Bank, as escrow agent hereunder (the "Escrow Agent"). Capitalized terms used but not defined in this Agreement have the meaning ascribed thereto in the prospectus of the Issuer, including all exhibits thereto, as the same may be amended from time to time (the "Prospectus").

WHEREAS, the Sponsor serves as the sole managing owner of the Issuer and has complete management authority over the Issuer;

WHEREAS, the Issuer has filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, File No. 333-119612 (the "Registration Statement"), relating to the subscription for and sale of units of beneficial interest ("Units") in the Issuer, at a price of $100 per Unit, in four separate and distinct Series identified as Series G, Series H, Series I and Series J; and

WHEREAS, in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, the Issuer, the Sponsor and the Depositor propose to establish four separate escrow funds corresponding to the four separate Series of the Issuer, to be held by the Escrow Agent in respect of each Series until the sale of Units of such Series terminates.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Issuer and the Sponsor hereby appoint the Escrow Agent as their escrow agent in respect of each Series of the Issuer for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Fund. All funds received by the Issuer in connection with the sale of Units of any Series shall be deposited with the Escrow Agent (with respect to such Series, the "Escrow Deposit"). The Escrow Agent shall hold each Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest each Escrow Deposit and the proceeds thereof (with respect to each Series, the "Escrow Fund") as directed in Section 3. The Sponsor shall identify the Series in respect of which each deposit is being made or, if a deposit relates to a subscription for Units of more than one Series, the amount of such deposit to be credited to each such Series. The Escrow Agent has provided the Sponsor with the instructions for making deposits set forth on Schedule 1 attached hereto. Deposits shall be credited to the appropriate account and sub-account by the Escrow Agent as promptly as practicable but in no event more than three days after receipt by the Escrow Agent.

3.   Investment of Escrow Fund.

4. Disposition and Termination. The Sponsor agrees to notify the Escrow Agent in writing of the termination date of the initial offering with respect to any Series (each, a "Series Offering Closing Date") and whether or not the Issuer received subscriptions in respect of any Series in an amount equal to or greater than such Series' Minimum Subscription Amount. The term "Minimum Subscription Amount" means ten million dollars ($10,000,000) with respect to each of Series G and Series H, five million dollars ($5,000,000) with respect to Series I and thirty million dollars ($30,000,000) with respect to Series J. Upon receipt of such written notification the following procedure will take place.

(i) If, with respect to any Series, the Issuer has received subscriptions for such Series' Minimum Subscription Amount by the applicable Series Offering Closing Date, the Escrow Fund corresponding to such Series will be promptly paid to or credited to the account of, or otherwise transferred to the Issuer pursuant to written instructions from the Sponsor on behalf of the Issuer.


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(ii)   If, with respect to any Series, the Issuer has not received subscriptions for such Series' Minimum Subscription Amount by the applicable Series Offering Closing Date, the Escrow Agent shall be provided with a list containing the amount received from each subscriber for Units of such Series whose funds have been deposited with the Escrow Agent (with respect to each such subscriber the "Subscriber Investment Amount") and the name, address and Taxpayer Identification Number ("TIN") of each such subscriber. The Escrow Agent must receive an originally executed W-9 or W-8 I.R.S. form for each subscriber who deposits funds into the Subscription Escrow Account. In addition, the Issuer shall calculate the interest earned on each such Subscriber Investment Amount as of the applicable Series Offering Closing Date and provide such information to the Escrow Agent. The aggregate of all Subscriber Investment Amounts with respect to any Series and interest thereon shall be equal to the amount of the Escrow Fund corresponding to such Series on the applicable Series Offering Closing Date. The Escrow Agent shall distribute to each such subscriber the appropriate Subscriber Investment Amount and interest thereon pursuant to joint written instructions of the Sponsor, on behalf of the Issuer, as promptly as practicable but in no event more than seven (7) days after such Series Offering Closing Date.

(iii) The Sponsor, on behalf of the Issuer, may reject any subscription for any reason or for no reason. Subscribers may, under certain circumstances, rescind their subscriptions. If the Sponsor rejects any subscription for which the Escrow Agent has already collected funds, or in the event that a subscriber rescinds its subscription in conformity with the requirements of the North American Securities Administrators Association Inc. Guidelines for Registration of Commodity Pool Programs, which rescission has been approved by the Sponsor and the Sponsor has notified the Escrow Agent thereof, the Escrow Agent shall promptly issue a refund check or wire transfer (if the Sponsor provides the Escrow Agent with directions and wire instructions) to the subscriber, excluding any interest thereon, in the amount of the original subscription amount.

Upon delivery of each Escrow Fund to the Issuer or the applicable subscribers, as the case may be, by the Escrow Agent, this Escrow Agreement shall terminate with respect to such Escrow Fund and such Series, subject to the provisions of
Section 8.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and without gross negligence or willful misconduct. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons carefully selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due


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

and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. Fees. The Sponsor and the Issuer agree jointly and severally to (i) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all reasonable and appropriately evidenced expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

8. Indemnity. The Sponsor and the Issuer shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including reasonable attorney's fees and expenses) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee, to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) such indemnitee's following any instructions or other directions reasonably believed by such indemnitee to be from the Sponsor or the Issuer, except to the extent that the Escrow Agent's following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in each Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINs. The Sponsor and the Issuer each represent (severally and not jointly) that its correct TIN assigned by the Internal Revenue Service ("IRS") any other taxing authority is set forth in Schedule 1. Upon execution of this Agreement, the Sponsor and the Issuer shall provide the Escrow Agent with a fully executed W-8 or W-9 ITS form, which shall include the Sponsor's and the Issuer's TIN. In the case of payments of interest or income to Subscribers directly, as mentioned in Section 4(ii), Subscriber must also remit their respective W-9 forms (or W-8 if foreign), to the Escrow Agent to prevent any backup withholding tax. All interest or other income earned under the Escrow Agreement shall be allocated and/or paid as directed in a written direction of the Sponsor and the Issuer and reported by the recipient to the Internal
Revenue Service or any other taxing authority. Notwithstanding such written directions, Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Issuer. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

     (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
     (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or
     (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.



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

11. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto ("Schedule 2"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only by notice in accordance with Section 10. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the executive officers of the Sponsor ("Executive Officers"), which shall include the titles of [President, Executive Vice President or Chief Operations Officer], as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Sponsor to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

                                      JPMORGAN CHASE BANK,
                                      as Escrow Agent

                                      By:__________________________________
                                      Name:  Saverio A. Lunetta
                                      Title: Vice President


                                      PREFERRED INVESTMENT SOLUTIONS CORP.,
                                      as Sponsor

                                      By:__________________________________
                                      Name:
                                      Title:


                                      WORLD MONITOR TRUST III, as issuer,
                                      on behalf of each of its Series

                                      By:  Preferred Investment Solutions Corp.,
                                           its sole managing owner

                                      By:__________________________________
                                      Name:
                                      Title:




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

                                  Schedule 1


Effective Date:  March __, 2005
Name of Issuer:                     World Monitor Trust III
Issuer Notice Address:              c/o Preferred Investment Solutions Corp.,
                                    51 Weaver Street
                                    Building One South, 2nd Floor
                                    Greenwich, CT  06831
                                    Attn:  Lawrence S. Block, Esq.
Issuer TIN:                         [___________]
Wiring Instructions:                [__________]

Name of Sponsor:                    Preferred Investment Solutions Corp.
Sponsor Notice Address:             51 Weaver Street
                                    Building One South, 2nd Floor
                                    Greenwich, CT  06831
                                    Attn:  Lawrence S. Block, Esq.
Sponsor TIN:                        [___________]
Wiring Instructions:                [___________]


Escrow Agent notice address:        JPMorgan Chase Bank
                                    Institutional Trust Services
                                    4 New York Plaza, 21st Floor
                                    New York, N.Y. 10004
                                    Attention:  Audrey Mohan
                                    Fax No.: 212.623.6380

Deposit Instructions:               JPMorgan Chase Bank
                                    ABA Routing No. 021000021
                                    Account No. 507-89-7455, Escrow Special Subscription A/C
                                    For Further Credit to: World Monitor Trust III Subscription
                                    Attention: Audrey Mohan, Phone:212.623.5087


Escrow Agent's compensation:




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


                                  Schedule 2



                    Telephone Number(s) for Call-Backs and
          Person(s) Designated to Confirm Funds Transfer Instructions

If to the Sponsor:

         Name                                           Telephone Number
         ----                                           ----------------

1.   ______________________                          _______________________

2.   ______________________                          _______________________

3.   ______________________                          _______________________







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